UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 14, 2010

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

730 STOCKTON DRIVE, EXTON, PENNSYLVANIA 19341

(Address of Principal Executive Offices including Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 14, 2010, ViroPharma Incorporated (“ViroPharma”) and Xellia Pharmaceuticals, Inc. (“Xellia”) entered into the Second Amended and Restated Bulk Material Supply Agreement, effective January 1, 2011 (the “Amended Supply Agreement”), related to the manufacture and supply by Xellia to ViroPharma of the active pharmaceutical ingredient of Vancocin® (the “API”). ViroPharma and Xellia (as successor in interest to Alpharma Inc.) are parties to a Bulk Material Supply Agreement, dated April 5, 2006 (the “Supply Agreement”). The Amended Supply Agreement contains the general ordering and commercial supply terms and conditions as well as the specific economic terms for purchase of API including price and will replace the Supply Agreement, effective January 1, 2011. Under the Amended Supply Agreement, the term was extended to December 31, 2015 and the parties agreed to revise pricing and delivery terms. In addition to the Amended Supply Agreement, ViroPharma and Xellia entered into a letter agreement for a one-time purchase of API. For this one-time purchase, ViroPharma and Xellia agreed to revise pricing, delivery and shipment terms. Otherwise, the one-time purchase is subject to the terms and conditions of the Supply Agreement.

ViroPharma intends to file a copy of the Agreement as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2010 with portions omitted and filed separately with the Securities Exchange Commission pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: December 17, 2010	By:	/s/ J. Peter Wolf
J. Peter Wolf
Vice President, General Counsel and Secretary